Exhibit 32.1
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Amendment No. 1 to the Annual Report of the registrant on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Amendment"), the undersigned certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1. The Amendment along with the underlying Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Amendment along with the underlying Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    March 31, 2004               By:      /s/ Stephen H. Wacknitz
                                            ------------------------------------
                                                   Stephen H. Wacknitz
                                                   President and Chief Executive
                                                   Officer


         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Temecula Valley Bancorp Inc. and will be retained by Temecula Valley Bancorp Inc. and furnished to the Securities and Exchange Commission or its staff upon request.